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                                                                   EXHIBIT 10.28

                         EXECUTIVE EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT ("Agreement") dated as of April 1, 2002 (the "Effective Date") between Worldwide Flight Services, Inc., a Delaware corporation, together with its subsidiaries (the "Company") and Anthony P. Dalia (the "Executive").

      WHEREAS, the parties wish to establish the terms of Executive's future employment with the Company.

      Accordingly, the parties agree as follows:

      1.    Employment, Duties and Acceptance.

            1.1 Employment by the Company. The Executive will provide exclusive and full-time services to the Company by serving in the capacity of President and Chief Executive Officer of the Airport Technical Services Division (the "Division") of the Company and shall report to the President and Chief Executive Officer and the Board of Directors of Vinci Airports U.S., Inc. The Executive will perform such duties as are imposed on the holder of that office by the By-laws of the Company and such other duties as are customarily performed by one holding such positions in the same or similar businesses or enterprises as those of the Company. Specifically, the Executive shall have the authority to discharge, set wages and bonuses of executive employees in the Division, shall be consulted on all acquisitions and divestitures involving or effecting the Division. The Executive will perform such other duties as may be assigned to him from time to time by the President and Chief Executive Officer, or the Board of Directors of Vinci Airport U.S., Inc. The Executive will devote all his full working-time and attention to the performance of such duties and to the promotion of the business and interests of the Company. This provision, however, will not prevent the Executive from investing his funds or assets in any form or manner, or from acting as a member of the board of directors of any companies, businesses, or charitable organizations, so long as such actions do not violate the provisions of Section 5 of this Agreement.

            1.2 Location. The Executive's principal place of employment shall be the Company's offices Elmont, New York subject to any travel required in connection with providing services under this Agreement.

      2.    Duration of Employment.

            This Agreement and the employment relationship hereunder will continue in effect for three (3) years from the Effective Date (the "Term"). At a time at least four (4) months prior to the expiration of the Term, the Company and the Executive shall discuss whether the Agreement should be renewed upon mutual written agreement. In the event of the Executive's termination of employment during the Term,


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the Company's obligation to continue to pay all base salary, bonus and other benefits then accrued shall terminate except as may be provided for in Section 4 of this Agreement.

      3.    Compensation by the Company.

            3.1 Base Salary. As compensation for all services rendered pursuant to this Agreement, the Company will pay to the Executive an annual base salary of $266,000, payable in accordance with the payroll practices of the Company and subject to upward adjustments as determined by the Executive Committee (the "Committee") and reviewed by the Board of Directors of the Company.

            3.2. Bonus. The Executive shall receive an annual bonus as described in this section, Section 3.2, and Appendix A. The bonus will be predicated on the profitability of the Division. The actual bonus amount will be determined by the relationship of the Division's year-end profitability to the original budget, adjusted for acquisitions. A bonus will be paid to the Executive if the following conditions are met: 1) The Company (WFS Holding Inc) must be profitable before taxes and interest; 2) The Division must achieve 90% of its operating profit1, after accruing for the Executive's bonus.

            Upon the Division achieving 90% of its operating profit the executive be entitled to receive a bonus equal to 10% of the profits for all profits between 90% and 110% of the budget.

            For profits above 110% the executive will be entitled to receive 15% of the profits for the incremental amount above 110%.

            The Company shall pay any bonus amount due to the Executive as soon as practical, after the completion of the audit of the financial results.

            The Executive will only be eligible for the bonus described in this Agreement. The Executive will not be eligible to participate in any other bonus award programs that the Company may implement for other employee groups.

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            (1) Operating Profit - The initial annual budgeted revenues and operating expenses for the station, region, division or the company as the case may be. The operating profit does not include the sales plan.


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            3.3 Participation in Employee Benefit Plans. The Executive shall be permitted, during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan or similar benefit plan of the Company, which may be available to other executives of the Company generally, on the same terms as such other executives. Additionally, while the Executive is employed by the Company he shall be eligible for company paid life insurance equally two times his annual salary.

            3.4 Car Allowance. The Executive shall be entitled to the exclusive use of a car equal to the value of 2002 Jeep Grand Cherokee, at his principal place of employment, registered and insured for use on the Port of New York and New Jersey Airports. Additionally, normal fuel expenses will be reimbursed.

            3.5 Vacation. The Executive shall be entitled to thirty (30) days of vacation per year.

            3.6 Expense Reimbursement. The Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket expenses properly incurred by him in connection with his duties under this Agreement, including reasonable expenses of entertainment and travel, provided that such expenses are properly approved, documented and reported in accordance with the policies and procedures of the Company applicable at the time the expenses are incurred.

            3.7 Indemnification The Executive shall be indemnified to the fullest extent allowed under the laws of the State of Delaware. Additionally, coverage is also provided through the Directors & Officers policy carried by Vinci SA.

      4.    Termination.

            4.1 Termination Upon Death. If the Executive dies during the Term, the Executive's legal representatives shall be entitled to receive payment of the Executive's Base Salary, as adjusted, accrued bonus, unpaid vacation days and any other earned or vested benefit set forth in Section 3 hereof for the period ending on the last day of the month in which the death of the Executive occurs.

            4.2 Termination Upon Disability. If during the Term the Executive meets the requirements for physical or mental disability under the Company's long-term disability plan and is eligible to receive benefits thereunder, the Company may at any time prior to the Executive's recovery but after the last day of the sixth consecutive month of such disability, by written notice to the Executive, terminate the Executive's employment hereunder.


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            Additionally, in such event, the Executive (or his legal
representatives) shall be entitled to receive payment of the Executive's Base salary, as adjusted, and accrued bonus, and any other earned or vested benefit set forth in Section 3 hereof for the period ending of 18 months from the date such termination occurred. Nothing in this Section 4.2 shall be deemed to in any way affect the Executive's right to participate in any disability plan maintained by the Company and for which the Executive is otherwise eligible.

            4.3 Termination for Cause. The Executive's employment hereunder may be terminated by the Company for "Cause" (as herein defined) at any time. "Cause" shall mean with respect to the Executive, (a) the Executive's willful and continued failure to substantially perform the Executive's duties, (b) repeated acts of insubordination, or failure to execute Company plans and/or strategies, (c) acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company, (d) conviction of, or pleading guilty or no contest to, a felony, not including any vehicular driving offenses or (e) engaging in a criminal act or misconduct which is materially detrimental to the Company's business, reputation, character or standing; providing that, in the case of clauses (a) and (b), the Executive shall be entitled to written notice from the Company and twenty (20) days to cure such deficiency. To the extent that an Executive is subject to a non-competition and confidentiality agreement, breach of such non-competition and confidentiality agreement, shall constitute Cause under the Agreement.

            Upon termination for Cause hereunder, the Executive shall be entitled to receive the Executive's Base Salary, as adjusted, other earned or vested benefits set forth in Section 3 hereof and a pro rated bonus through the date of termination.

            4.4 Voluntary Termination. The Executive may upon at least thirty
(30) days prior written notice to the Company terminate employment hereunder.

                  (a) Upon a voluntary termination other than for Good Reason, the Executive shall be entitled to receive payment of the Executive's Base Salary, as adjusted, earned or vested benefits set forth in Section 3 hereof and a pro rated bonus through the date of termination.

                  (b) Upon a voluntary termination for Good Reason, the Executive shall be entitled to receive, (i) for a period of 18 months from such termination (such 18-month period, the "Severance Payment Period"), payment of his Base Salary, as adjusted, other earned or vested benefits set forth in
Section 3 hereof, except unpaid and accrued vacation days. (ii) a pro rated bonus to the date of termination and (iii) during the Severance Payment Period after such voluntary termination for Good Reason, the Company shall arrange to provide the Executive with Life, disability, accident and group health insurance benefits substantially similar to those which the


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Executive was receiving immediately prior to the notice of termination. Benefits otherwise receivable by the Executive pursuant to this provision (iii) shall be reduced to the extent comparable benefits are actually received by the Executive during the period following the Executive's termination, and any such benefits actually received by the Executive shall be reported to the Company.

                  The term "Good Reason" shall mean: (1) a reduction in Base Salary, as adjusted, or any agreed upon benefit under this Agreement without the Executive's consent; provided, that the Company may at any time or from time to time amend, modify, suspend or terminate any bonus (other than the bonus specified in Section 3.2), incentive compensation or other benefit plan or program provided to the Executive for any reason and with out the Executive's consent if such modification, suspension or termination is consistent with similarly situated senior executive employees of the Company; (2) a material change in the Executive's responsibilities, position, duties, resources, benefits, reporting responsibilities or support personnel assigned without his prior consent; or (3) a change in location of the Executive's principal place of employment.

                  (c) In the event of a Change in Control, the Executive shall have the right (by written notice to the Company) to terminate his employment within 6 months of the Change of Control. In that event, the Executive shall be entitled to receive his Base Salary and any other earned and vested benefit set forth in Section 3, hereof for the Severance Payment Period and a pro rated bonus to the date of termination. Such bonus shall be paid to the Executive at the time bonuses are paid to other senior executive employees of the Company. For the length of the period for which payments are made after termination pursuant to this Section 4.4(c), the Company shall arrange to provide the Executive with life, disability, accident, and group health insurance benefits substantially similar to those, which the Executive was receiving immediately prior to the notice of termination. Benefits otherwise receivable by the Executive pursuant to this provision (c) shall be reduce to the extent comparable benefits are actually received by the Executive during the period following the Executive's termination, and any such benefits actually received by the Executive shall be reported to the Company.

                  The term "Change in Control" shall mean an event or series of events in which (i) any persons who are not Stockholders of the Company, or Affiliates of Stockholders, as of the Effective Date shall become the beneficial owners of shares of the Company which represent fifty and one-tenth of one percent (50.1%) or more of all classes of stock of the Company, except pursuant to a public offering of securities of the Company or (ii) there shall occur a sale or other disposition of all or substantially all of the assets of the Company.


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            4.5 Termination by the Company Other Than For Cause.

                  (a) The Company may upon at least ninety (90) days prior written notice to the Executive termination the Executive's employment hereunder for a reason other than for Cause. If, prior to the expiration of the Agreement, the Company terminates the Executive's employment for any reason other than Cause, the Company shall pay to the Executive (i) for the greater of (A) the remaining Term of this Agreement, or (B) the Severance Payment Period of such termination of employment, payment of his Base Salary, as adjusted other earned or vested benefits set forth in Section 3 hereof, and (ii) a pro rated bonus to the date of termination.

                  (b) For the length of the Severance Payment Period after any termination pursuant to this Section 4.5, the Company shall arrange to provide the Executive with life, disability, accident and group health insurance benefits substantially similar to those which the Executive was receiving immediately prior to the notice of termination. Benefits otherwise receivable by the Executive pursuant to this paragraph (b) shall be reduced to the extent comparable benefits are actually received by the Executive during the period following the Executive's termination, and any such benefits actually received by the Executive shall be reported to the Company.

                  (c) Nothing contained in this Section 4.5 shall prevent the Executive from receiving any and all benefits payable under any severance benefit plan or program maintained by the Company to which the Executive is entitled.

      5.    Restrictions and Obligations of the Executive.

            5.1 Confidentiality. (a) During the course of the Executive's employment by the Company, the Executive will have access to certain trade secrets and confidential information relating to the Company which is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Company are among its most valuable assets, including but not limited to, its customer and vendor lists, database, engineering, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers and operates its retail and other businesses. The Company invested, and continues to invest, considerable amounts of time and money in its process, technology, know-how, obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all the information described above (hereinafter collectively referred to as "Confidential Information"), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Company. The Executive acknowledges that such Confidential Information constitutes valuable, highly


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confidential, special and unique property of the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company and its business, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except as required by law or an order of a court or governmental agency with jurisdiction, the Executive shall not, during the period the Executive is employed by the Company or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Executive use it in any way, except as necessary in the course of the Executive's employment with the Company. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information.

                  (b) All files, records, documents, drawings, specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the Business, as well as all customer lists, specific customer information, compilations of product research and marketing techniques of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall remain the exclusive property of the Company, and the Executive shall not remove any such items from the premises of the Company, except in furtherance of the Executive's duties under any employment agreement.

                  (c) It is understood that while employed by the Company the Executive will promptly disclose to it, and assign to it the Executive's interest in any invention, improvement or discovery made or conceived by the Executive, either alone or jointly with others, which arises out of the Executive's employment. At the Company's request and expense, the Executive will assist the Company during the period of the Executive's employment by the Company and thereafter in connection with any controversy or legal proceeding relating to such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same.

                  (d) As requested by the Company from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in the Executive's possession or within his control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material. If requested by the Company, the


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Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

                  5.2 Non-Solicitation or Hire. During the Term and for a two
(2) year period following the termination of the Executive's employment for any reason, the Executive shall not, (a) solicit, directly or indirectly, any party who is a customer of the Company or its subsidiaries, or who was a customer of the Company or its subsidiaries at any time during the twelve (12) month period immediately prior to the relevant date, for the purpose of marketing, selling or providing to any party any services or products offered by or available from the Company or its subsidiaries and relating to the Business (provided that if the Executive intends to solicit any such party for any other purpose, it shall notify the Company of such intention) or (b) employ or solicit, directly or indirectly, for employment any person who is an employee of the Company or any of its subsidiaries or who was an employee of the Company or any of its subsidiaries at any time during the twelve (12) month period immediately prior to any such solicitation or employment.

            5.3 Non-Competition.

                  (a) The Executive convenants and agrees that he will not Compete (as defined below) with the Company or any of the Company's affiliates or successors (i) during his employment with the Company, (ii) for 3 years following the termination of the Executive's employment with the Company for any reason (including if the Executive terminates his employment in breach of his obligations under this employment agreement without Good Reason of if the Company terminates his employment for Cause), other than a termination by the Company without Cause or a termination by the Executive with Good Reason and
(iii) for the longer of either (x) the remaining term of the Executive's employment with the Company or (y) eighteen (18) months following the termination of the Executive's employment by the Executive with Good Reason or by the Company without Cause.

                  The term "Compete" shall mean, to directly or indirectly, whether individually, as a director, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Company or an affiliate or successor of the Company (i) organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services for (alone of in association with any person, firm corporation or business organization), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly, exclusively or occasionally, engages or proposes to engage (1) in providing airport technical services or any other related business in which the Company or its subsidiaries may be engaged or is proposing to engage (the "Business") or (2) in providing service that are similar to, may be used as substitutes for or are in competition with any of the Businesses, anywhere in the world in which the Company or


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any of its subsidiaries engages or proposes to engage in such Business; and the
Executive does not disclose or make use of Confidential Information relating to the Company or (ii) solicit, directly or indirectly, any party who is a customer of the Company or its subsidiaries, or who was a customer of the Company or its subsidiaries at any time during the twelve month period immediately prior to the relevant date, for the purpose of marketing, selling or providing to any party any services or products offered by or available from the Company or its subsidiaries and relating the Business (provided that if the Executive intends to solicit any such party for any other purpose, it shall notify the Company of such intention) or (iii) employ of solicit, directly or indirectly, for employment any person who is an employee of the Company or any of its subsidiaries or who was an employee of the Company or any of its subsidiaries at any time during the twelve month period immediately prior to any such solicitation or employment.

                  (b) Nothing in the Agreement shall prevent the Executive from owning for passive investment purposes not intended to circumvent this Agreement, less than 5% of the publicly traded equity securities of any competing enterprise (so long as the Executive has no power, alone or in conjunction with other affiliated parties, to select a director, general partner, or similar governing official of the competing enterprise other than in connection with the normal and customary voting powers afforded the Executive in connection with any permissible equity ownership).

                  (c) The Executive further acknowledges that the foregoing restrictions placed upon him are necessary and reasonable in scope and duration to adequately protect the Company's interests and the goodwill of the Company.

            5.4 Reputation. The Executive agrees not to engage in any act that is intended, or may reasonably by expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees. The Company further agrees that it will engage in no act which is intended, or may reasonably be expected to harm the reputation, business or prospects of the Executive.

            5.5 Property. The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company are the sole property of the Company ("Company Property"). During the Term, and at all times there after, the Executive shall not remove, or cause to be removed, from the premises of the Company, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company, or any affiliate, except in furtherance of his duties under the Agreement. When the Executive terminates his employment with the Company, or upon request of the Company at any time, the Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.


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            5.6 Work Product. The Executive agrees that all inventions, discoveries, systems, interfaces, protocols, concepts, formats, creations, developments, designs, programs, products, processes, investment strategies, materials, computer programs or software, data bases, improvements, or other properties related to the business of the Company or any of its affiliates, conceived, made or developed during the term of his employment with the Company, whether conceived by the Executive alone or working with others, and whether patentable or not (the t1Work Product91), shall be owned by and belong exclusively to the Company. The Executive hereby assigns to the Company his entire rights to the Work Product and agrees to execute any documents and take any action reasonably requested by the Company to protect the rights of the Company in any Work Product. The Executive acknowledges that any copyrightable subject matter created by the Executive within the scope of his employment, whether containing or involving Confidential Information or not, is deemed a work-made-for-hire under Chapter 17 of the United States Code, entitled "Copyrights," as amended, and the Company shall be deemed the sole author and owner thereof for any purposes whatsoever. In the event of any unauthorized publication of any Confidential Information, the Company shall automatically own the copyright in such publication. Further, the Company shall automatically hold all patents and/or trademarks, if any, with respect to any Work Product.

            5.7 Tax Withholding. The Company or other payor is authorized to withhold, from any benefit provided or payment due hereunder, the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the opinion of the Board of Directors of the Company to satisfy all obligations for the payment of such withholding taxes.

      6.    Other Provisions.

            6.1. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four (4) days after the date of mailing, as follows:

                  (a) If the Company, to:

                  Worldwide Flight Services, Inc.
                  1001 West Euless Boulevard, Suite 320
                  Euless, Texas 76040
                  Attention:  Jean-Francois Gouedard
                  Telephone:  817 665-3580
                  Fax:        817 665-3423


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                  With a copy to:

                  Attention:  James Enright
                  Telephone:  817 665-3305
                  Fax:        817 665-3396


                  (b) If the Executive, to his home address set forth in the records of the Company.

            6.2 Entire Agreement. Except as provided in Sections 3 and 5 hereof, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, but not limited to, the Executive Employment Agreement between Worldwide Flight Services, Inc. and the Executive, dated as of March 31, 2000.

            6.3 Representations and Warranties by Executive. The Executive represents and warrants that he is not a party to or subject to any restrictive covenants, legal restrictions or other agreements in favor of any entity or person which would in any way preclude, inhibit, impair or limit the Executive1s ability to perform his obligations under this Agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements.

            6.4 Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or farther exercise thereof or the exercise of any other right, power or privilege hereunder.

            6.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas applicable to agreements made and not to be performed entirely within such state, without regard to conflicts of laws principles.

            6.6 Assignability. This Agreement, and the Executive's rights and may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligations, to any other entity that will substantially carry on the business of the Company.


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            6.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

            6.9 Remedies.

                  (a) The parties hereto hereby acknowledge that the provisions of Section 5 are reasonable and necessary for the protection of the Company. In addition, the Executive further acknowledges that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Executive from any actual or threatened breach of such covenants. In addition, without limiting the Company's remedies for any breach of any restriction on the Executive set forth in Section 5, except as required by law, the Executive shall not be entitled to any payments set forth in Section 4 hereof if the Executive breaches any of the covenants applicable to the Executive contained in Section 5, the Executive will immediately return to the Company any such payments previously received under
Section 4.5 upon such a breach, and, in the event of such breach, the Company will have no obligation to pay any of the amounts that remain payable by the Company under Section 4.

                  (b) The Executive acknowledges and agrees that a material breach of this Agreement shall constitute "Cause". The Company acknowledges and agrees that a material breach of this Agreement shall constitute "Good Reason."

            6.10 Tax Gross-Up. In the event that any payment made to the Executive pursuant to this Agreement with the Company becomes subject to excise taxes under Section 4999 of the Code, the Company will pay to the Executive the amount of such excise taxes plus all federal, state and local taxes applicable to the Company's payment of such excise taxes including any additional excise taxes under Section 4999 of the Code with respect to payments made pursuant to this Agreement.

            6.11 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public


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policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated. The Executive acknowledges that the restrictive covenants contained in Section 5 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects.

            6.12 Judicial Modification. If any court or arbitrator determines that any of the covenants in Section 5, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof; is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

            6.13 Attorney Fees. The prevailing party in any litigation between the Company and the Executive with respect to this Agreement shall be entitled to an award of the reasonable legal fees and disbursements incurred by such party with respect to third party claims.

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

                                         EXECUTIVE


                                         ---------------------------------------
                                         Anthony Dalia


                                         WORLDWIDE FLIGHT SERVICES, INC.


                                         By:
                                            ------------------------------------
                                                Name:  Jean-Francois Gouedard
                                                Title: President & CEO


                                      -13-

                                                    Executive's Initials  ______

                                                    Company's Initials    ______

                                   APPENDIX A
                                BONUS CALCULATION
                (Based on Operating Profit as initially budgeted
                      at the beginning of each fiscal year)

--------------------------------------------------------------------------------
                                Operating Profit
                     (After accruing for Executive's Bonus)
--------------------------------------------------------------------------------
Less than 90%              90% - 110%                     Greater than 110%
===================        =====================          ======================
No Bonus                   10% of Profits                 10% of Profits between
                                                          90% and 110%

                                                          15% of Profits greater
                                                          than 110%
-------------------        ---------------------          ----------------------

Example:

                                Operating Profit             Bonus Amount
                              --------------------    --------------------------
Operating     Amount Over        (A)         (B)
 Profit      Initial Budget   90 - 110%     110%+       10%       15%     Total
=========    ==============   =========    =======    =======   ======   =======
1,500,000        130%         1,200,000    300,000    120,000   45,000   165,000
---------        ---          ---------    -------    -------   ------   -------

DEFINITION

   Operating Profit =  Revenue -
                       Field Costs
                       --------------------
                       Field Margin -
                       Field Overhead
                       --------------------
                       Operating Earnings -
                       Corporate Overhead
                       ====================
                       Operating Profit


                                      -14-

                                                    Executive's Initials  ______

                                                    Company's Initials    ______